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                        AMENDMENT TO TRUST AGREEMENT

            AMENDMENT, dated as of June 6, 1996 (this "Amendment"), to and of the Trust Agreement (the "Trust Agreement"), dated as of November 20, 1992, among Corporate Partners, L.P., a Delaware limited partnership ("Corporate Partners"), as Grantor, Corporate Offshore Partners, L.P., a Bermuda limited partnership ("Corporate Offshore Partners"), as Grantor, State Board of Administration of Florida, solely in its capacity as a managed account under an Investment Management Agreement with Corporate Advisors, L.P. ("Florida"), as Grantor (Corporate Partners, Corporate Offshore Partners and Florida being referred to collectively as the "Grantors"), Sub Debt Partners Corp., a Delaware corporation, as Tax Partner (the "Tax Partner"), and Chemical Bank, a New York banking corporation, as Trustee (the "Trustee").

                                  RECITALS

            WHEREAS, pursuant to Section 11.01 of the Trust Agreement, the Trust Agreement may be amended by agreement between the Trustee and the Tax Partner (and without any further action by or on behalf of the Grantors) without the consent of any of the Holders if such amendment shall not adversely affect the interests of any Holders in any material respect; and

            WHEREAS, this Amendment will not adversely affect the interests of any Holders in any material respect.

            NOW, THEREFORE, in consideration of the mutual agreements herein contained, each party agrees for the benefit of the other parties and the Holders:

            Section 1. Definitions. Unless otherwise defined herein, all terms used in this Amendment which are defined in the Trust Agreement shall have the same meanings assigned to them in the Trust Agreement.

            Section 2.  Amendment of Section 2.04 (Registration;
Registration of Transfer and Exchange of Certificates; Transfer
Restrictions). The first sentence of paragraph (b) of Section 2.04 of the Trust Agreement is hereby deleted and replaced with the following sentence:

            (b) The SDRs and the CRs have not been and will not be registered under the Securities Act, and may not be offered, sold, pledged or otherwise transferred except to a limited number of Persons whom the transferor reasonably believes are either "qualified institutional buyers" within the meaning of Rule 144A under the Securities Act or "accredited investors" within the meaning of Rule 501(a)(1), (2) or (3) of Regulation D under the Securities Act, (i) in transactions exempt from the registration requirements of the Securities Act, (ii) in accordance with any applicable state securities laws of any State of the United States, (iii) in circumstances designed to avoid the registration requirements of the Investment Company Act and (iv) with respect to offers, sales, pledges or other transfers to "accredited investors", if requested by the Tax Partner, upon delivery to the Trustee and the Tax Partner of an opinion of counsel of recognized standing to the effect that such offer, sale, pledge or transfer is exempt from the registration requirements of the Securities Act.

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            Section 3.  Amendment of Exhibit A (Form of CR Certificate).
The first paragraph of the legend on the Form of CR Certificate set forth in Exhibit A of the Trust Agreement is hereby deleted and replaced in its entirety by the following:

                  THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") AND MAY NOT BE OFFERED, SOLD, PLEDGED, OR OTHERWISE TRANSFERRED EXCEPT TO A LIMITED NUMBER OF PERSONS WHOM THE SELLER REASONABLY BELIEVES ARE QUALIFIED INSTITUTIONAL BUYERS WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT OR ACCREDITED INVESTORS WITHIN THE MEANING OF RULE 501(a)(1), (2) OR (3) OF REGULATION D UNDER THE SECURITIES ACT, (A) IN TRANSACTIONS EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, (B) IN ACCORDANCE WITH ANY APPLICABLE STATE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, (C) IN CIRCUMSTANCES DESIGNED TO AVOID THE REGISTRATION REQUIREMENTS OF THE INVESTMENT COMPANY ACT OF 1940 AND (D) WITH RESPECT TO OFFERS, SALES, PLEDGES OR OTHER TRANSFERS TO ACCREDITED INVESTORS, IF REQUESTED BY THE TAX PARTNER, UPON DELIVERY TO THE TRUSTEE AND THE TAX PARTNER OF AN OPINION OF COUNSEL OF RECOGNIZED STANDING TO THE EFFECT THAT SUCH OFFER, SALE, PLEDGE OR TRANSFER IS EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

      Such first paragraph shall be placed on each Certificate issued after the date hereof but need not be placed on any Certificate outstanding prior to the date hereof.

            Section 4. Amendment of Exhibit B (Form of SDR Certificate). The first paragraph of the legend on the Form of SDR Certificate set forth in Exhibit B of the Trust Agreement is hereby deleted and replaced in its entirety by the following:

                  THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") AND MAY NOT BE OFFERED, SOLD, PLEDGED, OR OTHERWISE TRANSFERRED EXCEPT TO A LIMITED NUMBER OF PERSONS WHOM THE SELLER REASONABLY BELIEVES ARE QUALIFIED INSTITUTIONAL BUYERS WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT OR ACCREDITED INVESTORS WITHIN THE MEANING OF RULE 501(a)(1), (2) OR (3) OF REGULATION D UNDER THE SECURITIES ACT, (A) IN TRANSACTIONS EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, (B) IN ACCORDANCE WITH ANY APPLICABLE STATE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, (C) IN CIRCUMSTANCES DESIGNED TO AVOID THE REGISTRATION REQUIREMENTS OF THE INVESTMENT COMPANY ACT OF 1940 AND (D) WITH RESPECT TO OFFERS, SALES, PLEDGES OR OTHER TRANSFERS TO ACCREDITED INVESTORS, IF REQUESTED BY THE TAX PARTNER, UPON DELIVERY TO THE TRUSTEE AND THE TAX PARTNER OF AN OPINION OF COUNSEL OF RECOGNIZED STANDING TO THE EFFECT THAT SUCH

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      OFFER, SALE, PLEDGE OR TRANSFER IS EXEMPT FROM THE REGISTRATION
      REQUIREMENTS OF THE SECURITIES ACT.

      Such first paragraph shall be placed on each Certificate issued after the date hereof but need not be placed on any Certificate outstanding prior to the date hereof.

            Section 5.  Amendment of Exhibit C (Form of Transfer
Certificate). The Form of Transfer Certificate set forth in Exhibit C of the Trust Agreement is hereby deleted and replaced in its entirety with the Form of Transfer Certificate attached hereto as Exhibit C.

            Section 6. Severability. Any provision of this Amendment which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

            Section 7. Descriptive Headings. The descriptive headings of the several paragraphs of this Amendment are inserted for convenience only and do not constitute a part of this Agreement.

            Section 8. Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same agreement.

            Section 9. Applicable Law. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

            Section 10. Trustee. Except as otherwise expressly provided herein, no duties, responsibilities or liabilities are assumed, or shall be construed to be assumed, by the Trustee by reason of this Amendment. This Amendment is executed and accepted by the Trustee subject to all the terms and conditions set forth in the Trust Agreement with the same force and effect as if those terms and conditions were repeated at length herein and made applicable to the Trustee with respect hereto. The Trustee shall not be responsible in any manner for or in respect of the validity or sufficiency of this Amendment or for or in respect of the recitals contained herein, all of which recitals are made by the Tax Partner.























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             IN WITNESS WHEREOF, the parties hereto have caused this
Amendment to be executed by their respective duly authorized officers or attorneys in fact as of the date first above written.

                              SUB DEBT PARTNERS CORP.
                              As Tax Partner



                              By: /s/ Lester Pollack
                                    Name:  Lester Pollack
                                    Title: Chairman of the
                                            Board of Directors


                              CHEMICAL BANK
                              As Trustee


                              By: /s/ Daniel C Brown, Jr.
                                    Name: Daniel C Brown, Jr.
                                    Title: Assistant Vice President











































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                                                                  EXHIBIT C




                        FORM OF TRANSFER CERTIFICATE



                                                      [Date]
Chemical Bank, as Trustee
450 West 33rd Street, 15th Floor
New York, New York  10001
Attention:  Vice-President Corporate Trust Administration

             Re:   PRD Stripped Convertible Trust 1992-I
                   Stripped Debt Receipts ("SDRs")
                   and Conversion Receipts ("CRs")

             Reference is hereby made to Section 2.04(c) of the Trust Agreement, dated as of November 20, 1992, as amended (the "Trust Agreement"), among Corporate Partners, L.P., Corporate Offshore Partners, L.P. and State Board of Administration of Florida, as Grantors, Sub Debt Partners Corp., as Tax Partner, and Chemical Bank, as Trustee. Capitalized terms not defined herein have the meanings set forth in the Trust Agreement.

             The undersigned transferee of [SDRs] [CRs] hereby certifies that it is [a "qualified institutional buyer" within the meaning of
Rule 144A under the Securities Act] [an "accredited investor" within the meaning of Rule 501(a)(1), (2) or (3) of Regulation D under the Securities
Act], that the transfer to it of [$           face amount of SDRs]
[           CRs] complies with the transfer restrictions set forth in
Section 2.04 of the Trust Agreement and that the transferee is the sole beneficial owner (within the meaning of Section 3(c)(1) of the Investment Company Act) of such [SDRs] [CRs] and will remain the sole beneficial owner thereof so long as it holds the Certificate evidencing such [SDRs] [CRs].


[NAME OF TRANSFEREE]

By:
      [Name]
      [Title]



cc:   Sub Debt Partners Corp.,
        as Tax Partner,
      30 Rockefeller Plaza
      New York, New York 10020














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STATE OF NEW YORK  )     ss.:
COUNTY OF NEW YORK )

             On the 6th day of June 1996, before me personally came Lester Pollack, to me known, who, being by me duly sworn, did depose and say that he is the Chairman of the Board of Directors of Sub Debt Partners Corp., one of the corporations described in and which executed the foregoing instrument, and that he signed his name thereto by authority of the Board of Directors of said corporation.


                              ______________________________


STATE OF NEW YORK  )     ss.:
COUNTY OF NEW YORK )

             On the 6th day of June, 1996, before me personally came
Daniel C Brown, Jr., to me known, who, being by me duly sworn, did depose and say that he is Assistant Vice President of Chemical Bank, one of the corporations described in and which executed the foregoing instrument and that he signed his name thereto by like authority of the Board of Directors of said corporation.


                              /s/ Anna H. Felt

[SEAL]

ANNA H. FELT
Notary Public, State of New York
No. 01FE5050846.
Qualified in New York County
Commission Expires 10/23/97